Exhibit 10.1

Execution Version

January 27, 2005

Precision Castparts Corp.
Executive Office, Suite 440
4650 S.W. Macadam Avenue
Portland, Oregon 97201-4254
Attention: Mr. William D. Larsson

Re:          Amendment No. 1 to Credit Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement dated as of December 9, 2003 by and among PRECISION CASTPARTS CORP., an Oregon corporation (the “Borrower”), as the Borrower, BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Administrative Agent”), and the Lenders (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”).  All capitalized terms not otherwise defined herein shall have the meaning given thereto in the Credit Agreement.

Pursuant to the request of the Borrower, each of the Administrative Agent and each Lender, by its respective execution of this amendment letter (this “Amendment Letter”), as acknowledged by the Borrower, hereby agrees, subject to the terms and conditions set forth herein, to amend the Credit Agreement as follows:

1.             The table found in the definition of “Applicable Rate” is hereby deleted in its entirety and replaced with the following:

Pricing Level	Debt Rating S&P/Moody’s	Commitment Fee	Eurodollar Rate Loans and Letters of Credit	Base Rate Loans
1	BBB+ or better and Baa1 or better	0.150%	0.625%	0.000%
2	BBB and Baa2	0.175%	0.750%	0.000%
3	BBB- and Baa3	0.200%	1.000%	0.000%
4	BBB- and Ba1 or BB+ and Baa3	0.250%	1.250%	0.250%
5	BB+ and Ba1	0.325%	1.500%	0.500%

6	Lower than BB+ and Ba1 or unrated by either S&P or Moody’s	0.450%	1.750%	0.750%

2.             Section 2.08(c) is hereby deleted in its entirety and replaced with the following:

(c)           the principal amount of the Term Loan A in quarterly installments in the amounts set forth below opposite each quarter end date below, subject to adjustments for prepayments made pursuant to Section 2.06, each such payment to be made on the dates set forth below, provided that all Outstanding Amounts of the Term Loan A will be repaid on the Term Loan A Maturity Date:

March 31, 2005	$3,750,000
June 30, 2005	$3,750,000
September 30, 2005	$3,750,000
December 29, 2005	$3,750,000

March 31, 2006	$3,750,000
June 30, 2006	$3,750,000
September 29, 2006	$3,750,000
December 28, 2006	$3,750,000

March 30, 2007	$7,500,000
June 29, 2007	$7,500,000
September 28, 2007	$7,500,000
December 28, 2007	$7,500,000

2

March 28, 2008	$10,000,000
June 27, 2008	$10,000,000
September 26, 2008	$10,000,000

3.             Sections 7.08(b), (c) and (d) are hereby deleted in their entirety.

4.             Schedule 5.12 is hereby amended by adding the items set forth on Annex A to this Amendment Letter thereto.

In order to induce the Administrative Agent and the Lenders to enter into this Amendment Letter, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)           The representations and warranties made by each Loan Party in Article V of the Credit Agreement and in each of the other Loan Documents to which such Loan Party is a party are true and correct on and as of the date hereof (giving effect, with respect to the representations and warranties in Section 5.12, to the amendment to Schedule 5.12 set forth above), except to the extent that such representations and warranties expressly relate to an earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (c) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively;

(b)           Since the date of the most recent financial reports of the Borrower delivered pursuant to Section 6.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;  and

(c)           After giving effect to this Amendment Letter, no Default or Event of Default has occurred and is continuing.

None of the terms or conditions of this Amendment Letter may be changed, modified, waived, or canceled, except in the manner as provided in the Credit Agreement with respect to any such change, modification, waiver, or cancellation.  Except as specifically amended, modified or supplemented by this Amendment Letter, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

This Amendment Letter shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Sections 10.16 and 10.17 of the Credit Agreement.

3

This Amendment Letter may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one instrument.

[Signature pages follow.]

4

Precision Castparts Corp.

Amendment No. 1 Letter

Signature Pages

Annex A

(to Amendment No. 1 Letter)

Addition to Schedule 5.12 of the Credit Agreement:

As of January 27, 2005, the Borrower has recently sold certain of its ERISA Affiliates to unrelated buyers, causing the sold affiliates to cease to be members of the controlled group for the Pension Plans Borrower and its remaining ERISA Affiliates continue to maintain.  Consequently, a Reportable Event under ERISA Section 4043(c)(9) has occurred with respect to each of these sales, as follows:

•                  The first series of sales related to the pumps and valves businesses of PCC Flow Technologies Holdings, Inc., PCC Flow Technologies LP and their related entities.  A PBGC Form 10 was filed on November 19, 2004 notifying the PBGC of this Reportable Event.

•                  The second series of sales related to the sale of the magnetics business of SPS Technologies, LLC, SPS Technologies Limited and their related entities.  The sale agreement for these transactions was executed on December 30, 2004.  The closing date for these transactions was generally effective as of January 11, 2005.  A PBGC Form 10 is currently being prepared and will be filed with the PBGC, on or before the date the Form 10 is due, to notify the PBGC of this Reportable Event.

A minimum installment required under Code Section 412 for the Terry Machine (a/k/a SPS Technologies Waterford) Company Pension Plan was inadvertently late, although the delinquency has now been cured.  The minimum required installment payment was $118,295 and was due May 15, 2004.  That amount was contributed on August 13, 2004.  On September 10, 2004, a late PBGC Form 10 notice was filed notifying the PBGC that this delinquency resulted in a Reportable Event under ERISA Section 4043(c)(5).  The PBGC issued a letter dated September 23, 2004 indicating that the PBGC accepted the notice as filed and would not take further action with respect to this Reportable Event.

Sincerely yours,

BANK OF AMERICA, N.A., as Administrative Agent

ACCEPTED AND AGREED TO:

PRECISION CASTPARTS CORP.

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

KEYBANK NATIONAL ASSOCIATION

MIZUHO CORPORATE BANK, LTD.

PNC BANK, NATIONAL ASSOCIATION

U.S. BANK NATIONAL ASSOCIATION

WACHOVIA BANK, N.A.

THE BANK OF NOVA SCOTIA

THE BANK OF NEW YORK

WELLS FARGO BANK, N.A.

THE ROYAL BANK OF SCOTLAND PLC

BNP PARIBAS

SUMITOMO MITSUI BANKING CORPORATION

UNION BANK OF CALIFORNIA, N.A.

KBC BANK, N.V.

COMERICA BANK

UFJ BANK LIMITED

BANCA NAZIONALE DEL LAVORO S.P.A. NEW YORK BRANCH

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES